SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

AUDIOSTOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-138083	20-2197964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

______________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, the Board of Directors of the Company appointed Mark L. Baum as a director of the Company.  There are no understandings or arrangements between Mr. Baum and any other person pursuant to which Mr. Baum was selected as a director.  Mr. Baum does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  As of the date of this Current Report on Form 8-K, Mr. Baum has not entered into any oral or written compensatory arrangement with the Company.  Mr. Baum is a significant beneficial owner of the Company.  Mr. Baum’s Amended Form 13D is available on the SEC’s EDGAR filing system.

Mark L. Baum, Esq. has more than 15 years experience financing, operating and advising smallcap and microcap publicly traded enterprises and has completed more than 125 rounds of financing for more than 40 publicly traded companies. Mr. Baum has participated in numerous public company spin-offs, restructurings and recapitalizations, venture fundings, private-to-public mergers, and multi-million dollar asset acquisitions and divestitures. Mr. Baum serves on the Boards of Directors and Boards of Advisors for several domestic and international private and public companies. Mr. Baum is a published inventor, licensed attorney in the State of California and serial entrepreneur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUDIOSTOCKS, INC.
/s/	Luis J. Leung
By:	Luis J. Leung
Its:	President